Exhibit T3A.20

Bolagsverket
Swedish Companies Registration Office

e-Certificate of registration

LIMITED COMPANY

Registration number	
556701-3957	
Date of registration of the company	Date of registration of current name
2006-04-04	2006-04-04
Document created on	Page
2018-08-31 12:13	1 (2)

Registration number:	556701-3957
Business name:	Abcur AB
Address:	Box 1452 251 14 HELSINGBORG
Registered office:	Helsingborg
Note:	

The company is registered as a private limited liability company.

THE COMPANY WAS FORMED
2006-02-16

SHARE CAPITAL

Share capital...:	SEK	100,368
Min.............:	SEK	60,000
Max.............:	SEK	240,000

Number of shares:	656
Min.............:	600
Max.............:	2,400

BOARD MEMBER, MANAGING DIRECTOR, CHAIR OF THE BOARD
670813-3993 Bodin, Johan Mattias, Örnbogatan 49, 167 66 BROMMA

BOARD MEMBERS
731006 Ahmad, Adeel, 47 Ordnance Hill, NW8 6PS LONDON, STORBRITANNIEN OCH NORDIRLAND
590917 Cullen, Michael, Hunder Moon 3, Clifton Place Rue de L Église, JE37YH ST PETER, JERSEY

AUDITORS
556067-4276 PricewaterhouseCoopers AB, 113 97 STOCKHOLM
Represented by: 620128-2453

PRINCIPALLY RESPONSIBLE AUDITOR
620128-2453 Kilefors, Christer Jan-Erik, PwC, Box 1215, 251 12 HELSINGBORG

SIGNATORY POWER
The board of directors is entitled to sign on behalf of the company.

e-Certificate of registration

LIMITED COMPANY

Registration number	
556701-3957	
Date of registration of the company	Date of registration of current name
2006-04-04	2006-04-04
Document created on	Page
2018-08-31 12:13	2 (2)

Signatory power by any two jointly of
the board members
Furthermore, the Managing Director, in his normal business activities, is also entitled to sign on behalf of the company.

ARTICLES OF ASSOCIATION

Date of the latest change: 2015-11-04

FINANCIAL YEAR

Registered financial year: 0101 - 1231
Latest annual report submitted covers financial period 20170101-20171231

DATE OF REGISTRATION OF CURRENT AND PREVIOUS COMPANY NAMES

2006-04-04 Abcur AB

**** The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office ****

Bolagsverket
851 81 Sundsvall
0771-670 670
bolagsverket@bolagsverket.se
www.bolagsverket.se